Kramer, Levin, Naftalis & Frankel
                 9 1 9  T H I R D  A V E N U E
                  NEW YORK, N.Y. 10022   3852
                        (212) 715   9100
                                                          FAX
                                                          (212) 715-8000
                                                          ______

                                                          WRITER'S DIRECT
                                                          NUMBER

                                                          (212) 715-9100

                               April 29, 1998


Lexington Corporate Leaders Trust Fund
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663

Gentlemen:

          We hereby consent to the reference to our firm as counsel in the Registration Statement on Form S-6 of the Lexington Corporate Leaders Trust Fund.

                              Very truly yours,


                              /s/ Kramer, Levin, Naftalis & Frankel